EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Quality Systems, Inc.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Quality Systems, Inc. of our report dated May 28, 2010, relating to the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Quality Systems, Inc. for the year ended March 31, 2010. We also consent to the reference to us under the caption “Experts” in such Registration Statement.
/s/ PRICEWATERHOUSECOOPERS LLP
Irvine, California
April 29, 2011